UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 8, 2012
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On February 8, 2012, Steven Madden, Ltd. (the “Company”) entered into an amendment (the “Fifth Amendment”) to its existing employment agreement, dated January 1, 1998, as amended (the “Dharia Employment Agreement”), with Arvind Dharia, the Company’s Chief Financial Officer.  The Fifth Amendment amends the Dharia Employment Agreement effective January 1, 2012 to: (a) extend the term of Mr. Dharia’s  employment (which by its terms expired on December 31, 2011)  to December 31, 2014, (b) increase Mr. Dharia’s annual base salary to $554,719, a 5% increase over his prior salary, for the remainder of the term, (c) provide for an award on February 8, 2012 of 10,000 restricted shares of the Company’s common stock, $0.0001 per share, under the Steven Madden, Ltd, 2006 Stock Incentive Plan, as amended, which shares will vest over a three-year period to the extent of 3,333, 3,333 and 3,334 shares on each of February 8, 2013, February 8, 2014 and February 8, 2015, respectively, and (d) increase the amount of Mr. Dharia’s automobile allowance from $1,200 to $1,400 per month.  All other terms of the Dharia Employment Agreement remain unchanged.

The foregoing description of the Fifth Amendment to the Dharia Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

10.1	Amendment No. 5 to Employment Agreement dated February 8, 2012 between the Company and Arvind Dharia

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2012	STEVEN MADDEN, LTD.

	By:	/s/ Awadhesh Sinha
Awadhesh Sinha
Chief Operating Officer